                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 05:04 PM 10/03/2003
                                                     FILED 05:04 PM 10/03/2003
                                                   SRV 030639747 - 2981757 FILE

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                        PG&E NATIONAL ENERGY GROUP, INC.
                               (STATE OF DELAWARE)

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is PG&E National Energy Group, Inc.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

               "FIRST: The name of the corporation is:

                    National Energy & Gas Transmission, Inc."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the applicable provisions of the General Corporation Law of the State of Delaware and the Order pursuant to Section lO5(a) of the Bankruptcy Code Authorizing Debtors to Change Name and Modify Case Caption, dated October 2, 2003, in the United States Bankruptcy Court for the District of Maryland (Greenbelt Division) in the proceeding captioned, "In re: PG&E National Energy Group, Inc., et al., Debtors" Case No. 03-30459, et al.

Signed on this 3rd day of October, 2003.


                                        /s/ Sanford L. Hartman
                                        ----------------------------------------
                                        Sanford L. Hartman
                                        Vice President & General Counsel

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/02/2001
                                                          010106291 - 2981757

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF
                        PG&E NATIONAL ENERGY GROUP, INC.
                               (STATE OF DELAWARE)

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is PG&E National Energy Group, Inc.

          2. The certificate of incorporation of the corporation (hereinafter called the "Certificate") is hereby amended by striking out Article SEVENTH thereof and by substituting in lieu of said Article the following new Article:

          "SEVENTH: The Corporation shall indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware ("GCLD"), as amended from time to time. However, so long as any indebtedness of the Corporation is outstanding, no indemnity payment from funds of the Corporation (as distinct from funds other sources, such as insurance) of any indemnity shall be payable unless the Corporation is in Compliance (as defined in Article ELEVENTH) at the time such payment would otherwise be required to be made."

          3. The Certificate is hereby amended by inserting the following new articles immediately after the end of Article NINTH thereof:

          "TENTH: The number of directors of the Corporation shall not be less than two(2) nor more than five(5), at least one(1) of whom must be independent (as defined below)- "Independent" means, with respect to a director, that such director is a natural person who, for the five-year period prior to his or her appointment as a director has not been, and during the continuation of his or her service as a director is not: (i) an Affiliate (as defined below), employee, director, security holder, partner, member or office of the Corporation or of any of its Affiliates (other than in respect of his or her service as a director of the Corporation or as a member of the Boards of Control of PG&E National Energy Group, LLC, GTN Holdings LLC and PG&E Energy Trading Holdings, LLC, respectively): (ii) employed by or an Affiliate of a supplier of goods and services to the Corporation or any of its Affiliates that derives more than ten percent of its revenues from the Corporation or any of its Affiliates; or (iii) any member of the immediate family of a person entity described in (i) or (ii). "Affiliates" means with respect to any person or entity, any other person or entity directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such person or entity. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Notwithstanding anything herein to the contrary, the Board of Directors must at all times include at least one(1) director who is Independent. All right, power and authority of each Independent member of the Board of Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in these this Certificate of Incorporation or the Bylaws.

          ELEVENTH: Notwithstanding anything to the contrary, the Corporation shall not make a Distribution to any stockholder if such Distribution would violate the GCLD or other applicable law. Furthermore, the Corporation may only
(a) declare, recommend, make or pay any Distribution to any stockholder or (b) make any intercompany loan to any stockholder or any of its Affiliates (other than the Corporation or any of its direct or indirect Subsidiaries), in either case if either:

     o at the time and after giving effect to such Distribution or intercompany loan; the Corporation's Interest Coverage Ratio is not less than 2.25:1; or

     o if the Corporation in not in compliance with the foregoing ratios at such time; its credit rating is at least BBB-- (or its equivalent) with S&P and at least Baa3 with Moody's Investors Service, Inc.

For purposes of Article SEVENTH, if, as of any time, the Corporation is in compliance with the requirements of at least one of the foregoing bullet points, the Corporation shall be deemed to be in "Compliance" as of such time. Prior to making any Distribution or intercompany loan described above, each Independent member of the Corporation's Board of Directors must have confirmed that such Distribution or intercompany loan complies with this Article ELEVENTH, provided that, in the case of a Distribution or intercompany loan to be made under the circumstances described in the first bullet point above, each such Independent director shall first have obtained a compliance certificate from an officer of the Corporation that, at the time and after giving effect to such Distribution or intercompany loan, the Corporation is in compliance with the Interest Coverage Ratio set forth above.

"Capitalized Lease Obligations" means all lease obligations of the Corporation and its Subsidiaries which, under GAAP, are or will be required to be capitalized, in each case taken at the amount of the lease obligation accounted for as indebtedness in conformity with those principles.

"Cash Flow Available for Recourse Interest Expense" means any dividend, distribution or payment (including by way of redemption, purchase, retirement, return or repayment) received by the Corporation from Subsidiaries, plus interest earnings, less Distributions attributable to extraordinary gains or other non-recurring items.

"Currency, Interest Rate or Commodity Agreements " means an agreement or transaction involving any currency, interest rate or energy price or volumetric swap, cap or collar arrangement, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind for the hedging or management of foreign exchange, interest rate or energy price or volumetric risks, it being understood, for purposes of this definition, that the term "energy" will include, without limitation, coal, gas, oil and electricity.

"Distribution " means any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) to a stockholder of the Corporation.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

"incur" means, with respect to any indebtedness, to incur, create, issue, assume or guarantee such indebtedness.

"Indebtedness For Borrowed Money " means any indebtedness (whether being principal, premium, interest or other amounts) for:

     o    money borrowed;

     o    all Capitalized Lease Obligations;

     o payment obligations under or in respect of any trade acceptance or trade acceptance credit; or

     o any notes, bonds, loan stock or other debt securities issued and outstanding whether offered or distributed by way of public offer, private placement, acquisition consideration or otherwise and whether issued for cash or in, whole or in part for a consideration other than cash;

provided, however, in each case, that such term will exclude, without limitation;

     o    any indebtedness relating to any accounts receivable securitizations;

     o all indebtedness of other persons secured by a mortgage, charge, lien, pledge or other security interest in any asset of the Corporation or any of its Subsidiaries, whether or not such indebtedness is assumed; provided that the amount of such indebtedness shall be deemed to be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of the secured indebtedness; and

     o all indebtedness of other persons, to the extent such indebtedness is guaranteed by the Corporation or any of its Subsidiaries.

"Interest Coverage Ratio" means, with respect to the Corporation on any Measurement Date, the ratio of (1) the aggregate amount of Cash Flow Available for Recourse Interest Expense for the four fiscal quarters for which financial information is available immediately prior to such Measurement Date; to (2) the aggregate Recourse Interest Expense during such four fiscal quarters.

"Measurement Date " means the record date for any Distribution.

"Recourse Interest Expense " means, for any period, the aggregate amount of interest in respect of Indebtedness for Borrowed Money (including amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; and all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financing) and the net costs associated with Currency, Interest Rate or Commodity Agreements and all but the principal component of rentals in respect of Capitalized Lease Obligations, accrued or scheduled to be accrued by the Corporation.

"S&P" means Standard & Poor's Ratings Group, and any of its subsidiaries or successors.

"Subsidiary" means, with respect to any person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned, directly or indirectly, by (1) such person, (2) such person and one or more subsidiaries of such person or (3) one or more subsidiaries of such person.

          TWELFTH: Notwithstanding any provision in this Certificate of Incorporation or in the Bylaws to the contrary, the following actions shall require the unanimous approval of all members of the Board of Directors:

               (i) the sale, transfer or other disposition of 75% or more of the Corporation's assets based on their book value (except in connection with a liquidation of the Corporation): provided that the Corporation shall have provided any Rating Agency (as defined below) with appropriate notice prior to taking any action listed in this subsection (i);

               (ii) the dissolution or liquidation of the Corporation, or the merger or consolidation of the Corporation with or into any other entity; provided that the Corporation shall have provided any Rating Agency with appropriate notice prior to taking any action listed in this subsection (ii);

               (iii) (a) the institution of proceedings to have the Corporation be adjudicated bankrupt or insolvent, (b) the granting of consent to the institution of bankruptcy or insolvency proceedings against the Corporation or the filing of a petition seeking reorganization or relief with respect to the Corporation under any applicable federal or state law relating to bankruptcy, (c) the granting of consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, (d) the making of any assignment for the benefit of creditors of the Corporation, (e) the admission in writing of the Corporation's inability to pay its debts generally as they become due, or (f) to the fullest extent permitted by law, the taking of action in furtherance of any action set forth in items (a) through (e) hereof;

               (iv) the making of any Distribution or similar payment to a stockholder or any other person or entity that Controls the Corporation or a stockholder;

               (v) the amendment, alteration, change or repeal of any Article of this Certificate of Incorporation; provided, that the Corporation shall have provided any Rating Agency with appropriate notice prior to taking any action listed in this subsection (v); and

               (vi) such other matters as the Board of Directors may from time to time determine to require unanimous approval.

For avoidance of doubt, paragraph (iv) does not describe any payment reimbursing a stockholder or any person or entity controlling a stockholder for the cost of services, corporate overheads, and taxes allocable to the Corporation (or to Affiliates owned directly or indirectly by the Corporation), as such allocation may be reasonably determined by such stockholder or other controlling person and, when applicable, based on historical practices consistently applied.

"Rating Agency" means each nationally recognized rating agency that, at the request of the Corporation, has rated the Corporation.

          THIRTEENTH: The Board of Directors shall cause the Corporation to maintain books and records separate from any other person or entity; maintain its accounts separate from those of any other person or entity; not commingle assets with those of any other person or entity; conduct its own business in its own name; maintain financial statements separate from any other person or entity; pay its own liabilities out of its own funds; file its own tax returns, if any, as may be required under applicable law, to the extent (a) not part of a consolidated group filing a consolidated return or returns or (b) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law; allocate fairly and reasonably any overhead for shared office space; use separate stationery, invoices and checks; observe all formalities and other formalities required hereby; pay the salaries of its employees, if any; not acquire obligations or securities of any stockholder; hold itself our as separate from any Affiliates or other person or entity; correct any known misunderstanding regarding its separate identity; cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware corporate formalities; and maintain adequate capital in light of its contemplated business operations. So long as any indebtedness is outstanding, the Board of Directors shall cause the Corporation to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Corporation shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Corporation.

          FOURTEENTH: This Certificate of Incorporation shall not be amended by the Corporation, the stockholders or the Board of Directors without the written approval of each Independent Director."

          4   The amendment of the Certificate herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on this 1st day of March, 2001.


                                        /s/ John R. Cooper
                                        ----------------------------------------
                                        Name: John R. Cooper
                                        Title: Senior Vice President

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                       PG&E DIVERSIFIED INVESTMENTS, INC.
                               (STATE OF DELAWARE)

It is hereby certified that:

          1. The name of the corporation (hereinafter called the " corporation") is PG&E Diversified Investments, Inc.

          2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST: The name of the corporation is:

                        PG&E National Energy Group, Inc."

          3. The amendment of the certificate of incorporation, herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on this 24th day of August, 1999.


                                             /s/ Bruce R. Worthington
                                             -----------------------------------
                                             Bruce R. Worthington
                                             Vice President

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/24/1999
                                                          991354279 - 2981757

                          CERTIFICATE OF INCORPORATION
                                       OF
                       PG&E DIVERSIFIED INVESTMENTS, INC.
                               (STATE OF DELAWARE)

          FIRST: The name of the corporation is:

               PG&E Diversified Investments, Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, DE 19805, in the County of New Castle. The registered agent is Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH: The total number of shares of stock that the Corporation shall have authority to issue shall be one thousand (1000) shares of Common Stock, par value $1.00 per share.

          FIFTH: Unless required by the By-Laws, the election of the Board of Directors need not be by written ballot.

          SIXTH: The Board of Directors shall have the power to make, alter, or repeal the By-Laws of the Corporation.

          SEVENTH: The Corporation shall indemnify its officers and directors to the full extent permitted by the General Corporation Law of the State of Delaware ("GCLD"), as amended from time to time.

          EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, for any act or omission, except that such directors may be liable (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCLD, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCLD is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the GCLD, as so amended. The elimination and limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office. Any amendment, repeal or modification of this Article Eighth shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

          NINTH: Gary P. Encinas is the sole incorporator and his mailing address is:

               Gary P. Encinas
               c/o PG&E Corporation
               P. 0. Box 7442
               San Francisco, CA 94120-7442

          The undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set forth his hand this 18th day of December, 1998.


                                             /s/ Gary P. Encinas
                                             -----------------------------------
                                             Gary P. Encinas
                                             Incorporator